Registration No. 333-133194

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WPS RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
Wisconsin	39-1775292
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
700 North Adams Street
P.O. Box 19001
Green Bay, Wisconsin 54307-9001
(920) 433-4901
(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)
Barth J. Wolf
Secretary and Manager-Legal Services
WPS Resources Corporation
700 North Adams Street
P.O. Box 19001
Green Bay, Wisconsin 54307-9001
(920) 433-1727
(Name, address, including zip code,
and telephone number, including area code,
of agent for service)

with a copy to:
Russell E. Ryba
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 297-5668

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: |X|

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: |_|

_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$300,000,000	N/A	$300,000,000	$32,100
Common Stock	(2)	(2)	(2)	(2)
Common Stock Purchase Rights (3)	(2)	(2)	(2)	(2)
Stock Purchase Contracts	(2)	(2)	(2)	(2)
Stock Purchase Units (4)	(2)	(2)	(2)	(2)
Warrants to Purchase Common Stock	(2)	(2)	(2)	(2)
Warrants to Purchase Debt Securities	(2)	(2)	(2)	(2)
Trust Preferred Securities (5)	(2)	(2)	(2)	(2)
Guarantees (6)	(2)	(2)	(2)	(2)
TOTAL	$300,000,000	N/A	$300,000,000	$10,382 (2)

(1)	Estimated for purposes of calculating the registration fee pursuant to Rule 457(o) and Rule 457(r). Exclusive of accrued interest, if any. This registration statement also registers an additional indeterminate amount of debt securities, as set forth in footnote 2 below.

(2)	Except as set forth in footnote 1 above, an indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $32,100 that is being paid with this post-effective amendment No. 1 to the registration statement (pursuant to Rule 457(p), the Registrant has offset $21,718 that has already been paid with respect to $202,980,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-124446 and were not sold thereunder against the amount of the registration filing fee being paid with the post-effective amendment.

(3)	The Common Stock Purchase Rights are attached to and traded with the shares of Common Stock being registered. The value attributable to the Common Stock Purchase Rights, if any, is reflected in the value attributable to the Common Stock.

(4)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock and (b) common stock, debt securities other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.

(5)	Trust preferred securities will be issued by trusts which may be formed in the future.

(6)	No separate consideration will be received for the guarantees.

Explanatory Note

        This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3, Registration No. 333-133194 (the "Form S-3"), is being filed solely:

        (1) to amend the “Summary – Where You Can Find More Information” subsection of the prospectus that is part of the Form S-3 to expressly incorporate by reference (a) the consolidated financial statements and the related financial statement schedules of Peoples Energy Corporation included in Peoples Energy Corporation’s current report on Form 8-K dated and filed June 30, 2006, (b) management’s report on the effectiveness of internal control over financial reporting of Peoples Energy Corporation included in Peoples Energy Corporation’s annual report on Form 10-K/A for the year ended September 30, 2005, and (c) the consolidated financial statements of Peoples Energy Corporation included in Peoples Energy Corporation’s quarterly reports on Form 10-Q for the quarters ended December 31, 2005 (as updated by Peoples Energy Corporation’s current report on Form 8-K dated and filed June 30, 2006), March 31, 2006 and June 30, 2006;

        (2) to amend the “Experts” section of the prospectus that is part of the Form S-3, in connection with the above incorporation by reference;

        (3) to file the related consents of the Independent Registered Public Accounting Firm, in connection with the above incorporation by reference; and

        (4) to file the Subordinated Indenture dated as of November 13, 2006 between us and U.S. Bank National Association as Trustee.

* * *

        1. The “Summary – Where You Can Find More Information” subsection of the Form S-3 is amended to read in its entirety as follows:

“Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We also filed a Registration Statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov or on our website located at http://www.wpsr.com.

        The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference (a) the consolidated financial statements and the related financial statement schedules of Peoples Energy Corporation included in Peoples Energy Corporation’s current report on Form 8-K dated and filed June 30, 2006, (b) management’s report on the effectiveness of internal control over financial reporting of Peoples Energy Corporation included in Peoples Energy Corporation’s annual report on Form 10-K/A for the year ended September 30, 2005, and (c) the consolidated financial statements of Peoples Energy Corporation included in Peoples Energy Corporation’s quarterly reports on Form 10-Q for the quarters ended December 31, 2005 (as updated by Peoples Energy Corporation’s current report on Form 8-K dated and filed June 30, 2006), March 31, 2006 and June 30, 2006. We also incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

WPS Resources SEC Filings (File No. 001-11337)	Filing Date
Annual Report on Form 10-K for the year ended December 31, 2005	February 28, 2006
Quarterly Report on Form 10-Q for the quarter ended March 31, 2006	May 4, 2006
Quarterly Report on Form 10-Q for the quarter ended June 30, 2006	August 3, 2006
Quarterly Report on Form 10-Q for the quarter ended September 30, 2006	November 2, 2006
Current Report on Form 8-K dated February 8, 2006	February 13, 2006
Current Report on Form 8-K dated June 9, 2006	June 15, 2006
Current Report on Form 8-K dated July 1, 2006	July 5, 2006
Current Report on Form 8-K dated July 8, 2006	July 11, 2006
Current Report on Form 8-K dated July 10, 2006	July 10, 2006
Current Report on Form 8-K dated July 12, 2006	July 12, 2006
Current Report on Form 8-K dated July 13, 2006	July 14, 2006
Current Report on Form 8-K dated August 9, 2006, revising indicated sections of WPS
Resources’ Annual Report on Form 10-K for the year ended December 31, 2005 and the March
31, 2006 Form 10-Q for the impact of discontinued operations	August 9, 2006
Current Report on Form 8-K dated September 21, 2006	September 27, 2006
Current Report on Form 8-K dated October 3, 2006	October 3, 2006
Current Report on Form 8-K dated November 21, 2006	November 21, 2006
Definitive Proxy Statement for 2006 Annual Meeting of Shareholders	April 7, 2006
Definitive Joint Proxy Statement/Prospectus for Special Shareholder Meetings of WPS
Resources on December 6, 2006 and Peoples Energy on December 6, 2006	October 17, 2006
Description of Common Stock contained in Registration Statement on Form 8-B	June 1, 1994
Description of Common Stock Purchase Rights contained in Registration Statement on Form 8-A	December 13, 1996

        You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices:

WPS Resources Corporation Attn: Secretary 700 North Adams Street P.O. Box 19001 Green Bay, Wisconsin 54307-9001 (920) 433-1727

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement and/or other offering material. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or other offering material is accurate as of any date other than the date on the front of the prospectus, the prospectus supplement or other offering material.”

        2. The “Experts” section of the Form S-3 is amended to read in its entirety as follows:

“EXPERTS

WPS Resources Corporation

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from WPS Resources’ current report on Form 8-K dated and filed August 9, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph relating to the adoption of new accounting principles, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Peoples Energy Corporation

        The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Peoples Energy’s current report on Form 8-K dated and filed June 30, 2006, and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from Peoples Energy’s annual report on Form 10-K/A for the year ended September 30, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.”

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on November 27, 2006.

WPS RESOURCES CORPORATION
By: /s/ Larry L. Weyers
Larry L. Weyers
Chairman, President and
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity
Chairman, President, Chief Executive Officer and
/s/ Larry L. Weyers	Director*
Larry L. Weyers
Senior Vice President and Chief Financial Officer
/s/ Joseph P. O’Leary	(Principal Financial Officer)*
Joseph P. O’Leary
Vice President-Controller and Chief Accounting
/s/ Diane L. Ford	Officer (Principal Accounting Officer)*
Diane L. Ford
Ellen Carnahan +	Director
Richard A. Bemis +	Director
Albert J. Budney, Jr. +	Director
Robert C. Gallagher +	Director
Kathryn Hasselblad-Pascale +	Director
James L. Kemerling +	Director
John C. Meng +	Director
William F. Protz, Jr. +	Director

+By:	/s/ Larry L. Weyers Larry L. Weyers Attorney-in-Fact*

* Each of the above signatures is affixed as of November 27, 2006.

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EXHIBIT INDEX

Exhibit Number	Document Description

(1)(a)	Proposed Form of Underwriting Agreement (incorporated by reference to Exhibit (1)(a) to Registration Statement No. 333-88525 filed on October 6, 1999).
(1)(b)	Proposed Form of Distribution Agreement (incorporated by reference to Exhibit (1)(b) to Registration Statement No. 333-88525 filed on October 6, 1999).
(3)	By-laws (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed May 6, 2004, [File No. 1-11337]).
(4)(a)	Restated Articles of Incorporation (incorporated by reference to Exhibit (3)(i).2 to Quarterly Report on Form 10-Q for the period ended September 30, 2002, filed November 14, 2002 [File No. 1-11337]).
(4)(b)	Senior Indenture dated as of October 1, 1999, between us and U.S. Bank National Association (f/k/a Firstar Bank, National Association) as Trustee (incorporated by reference to Exhibit 4(b) to Amendment No. 1 to Registration Statement No. 333-88525 filed on October 21, 1999); First Supplemental Indenture dated as of November 1, 1999 (incorporated by reference to Exhibit 4A to Current Report on Form 8-K filed November 12, 1999 [File No. 1-11337]); and Second Supplemental Indenture dated as of November 1, 2002 (incorporated by reference to Exhibit 4A to Current Report on Form 8-K filed November 25, 2002 [File No. 1-11337]).
(4)(c)	Subordinated Indenture dated as of November 13, 2006, between us and U.S. Bank National Association as Trustee.
(4)(d)	Forms of Supplemental Indentures to Senior Indenture (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(e)	Forms of Supplemental Indentures to Subordinated Indenture (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(f)	Forms of Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(g)	Rights Agreement, dated December 12, 1996, between WPS Resources Corporation and U.S. Bank National Association (successor to Firstar Trust Company) (incorporated by reference to Exhibit 4-1 to Form 8-A filed December 13, 1996 [File No. 1-11337]).
(4)(h)	Amendment to Rights Agreement, effective as of October 9, 2002, by and among WPS Resources Corporation, U.S. Bank National Association and American Stock Transfer & Trust Company (incorporated by reference to Exhibit (4)(h) to Registration Statement No. 333-104787 filed on April 28, 2003).
(4)(i)	Form of Warrant (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(j)	Form of Warrant Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(k)	Form of Stock Purchase Contract (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(l)	Certificates of Trust (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(m)	Declarations of Trust (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(n)	Form of Trust Preferred Security (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

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(4)(o)	Form of Preferred Securities Guarantee Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(5)(a)	Opinion of Foley & Lardner LLP.*
(5)(b)	Opinion of Special Counsel Relating to Trust Preferred Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(12)	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2005, filed February 28, 2006 [File No. 1-11337]).
(23)(a)	Consent of Independent Registered Public Accounting Firm for us.
(23)(b)	Consent of Independent Registered Public Accounting Firm for Peoples Energy Corporation.
(23)(b)	Consent of Foley & Lardner LLP (included in Exhibit 5(a)).*
(23)(c)	Consent of Special Counsel (included in Exhibit 5(b)).
(24)	Powers of Attorney.*
(25)(a)	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Senior Indenture dated October 1, 1999.*
(25)(b)	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to Act as Trustee under the Subordinated Indenture.
(25)(c)	Statements of Eligibility and Qualification on Form T-1 of the Trustee(s) to Act as Trustee under the Declarations of Trust (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(25)(d)	Statements of Eligibility and Qualification on Form T-1 of the Trustee(s) to Act as Trustee under our Guarantees for the Benefit of the Holders of Trust Preferred Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

   *Filed previously

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